                                                                    EXHIBIT 12.1

              NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                   STATEMENTS REGARDING COMPUTATION OF RATIOS

                           ($000,000'S OMITTED)

                                          YEAR ENDED DECEMBER 31,
                            ---------------------------------------------------
                              PRO
                            FORMA(1)                 HISTORICAL
                            -------- ------------------------------------------
                              1996     1996     1995     1994     1993    1992
                            -------- -------- -------- -------- -------- ------
Earnings:
  Income from continuing
   operations before
   federal income tax
   expense and cumulative
   effect of accounting
   changes................. $  232.9 $  328.1 $  281.2 $  240.4 $  275.8 $116.4
  Fixed charges............  1,013.0    982.3    950.3    844.6    823.9  802.4
                            -------- -------- -------- -------- -------- ------
                            $1,245.9 $1,310.4 $1,231.5 $1,085.0 $1,099.7 $918.8
                            ======== ======== ======== ======== ======== ======
Fixed Charges:
  Interest credited to
   policyholder account
   balances................ $  982.3 $  982.3 $  950.3 $  844.6 $  823.9 $802.4
  Interest on debt.........     30.7      --       --       --       --     --
                            -------- -------- -------- -------- -------- ------
                            $1,013.0 $  982.3 $  950.3 $  844.6 $  823.9 $802.4
                            ======== ======== ======== ======== ======== ======
Ratio of earnings to fixed
 charges...................     1.2x     1.3x     1.3x     1.3x     1.3x   1.1x
                            ======== ======== ======== ======== ======== ======
Ratio of earnings to fixed
 charges, excluding
 interest credited to
 policyholder account
 balances..................     8.6x      N/A      N/A      N/A      N/A    N/A
                            ======== ======== ======== ======== ======== ======

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(1) Pro Forma results are presented as if the Special Dividend, the Equity
    Offerings, the Note Offering and the Capital Securities Offering had been consummated at the beginning of the period indicated.